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                       Dairy Mart Convenience Stores, Inc.
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                (Name of Registrant as Specified in Its Charter)

                 Committee of Concerned Dairy Mart Shareholders
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     (Name of Person(s) Filing Proxy Statement, if other than the Registrant

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                         THE COMMITTEE OF CONCERNED
                          DAIRY MART SHAREHOLDERS
                          -----------------------

-----------------------------------------------------------------------------
FOR IMMEDIATE RELEASE

MAY 8, 2000


       FORMER DAIRY MART CEO URGES SHAREHOLDERS TO OUST BOARD OF
                               DIRECTORS

    LETTER URGES ACTION AT COURT-ORDERED MAY 25TH SHAREHOLDERS MEETING


(WINDSOR, CT) -- Former Dairy Mart CEO Frank Colaccino today urged shareholders to replace the current board of directors at a court-ordered meeting May 25.

In a letter dated May 5th, Colaccino communicated directly with shareholders as head of the Committee of Concerned Dairy Mart Shareholders, which controls more than five percent of Dairy Mart's stock (AMEX: DMC).

The letter detailed a six-year downward spiral by Dairy Mart that has resulted in the lowest stock price in the company's history, cumulative losses exceeding $34,000,000 and a debt-to-equity ratio of 17:1.

Additionally, the Committee's letter also cites examples of current management consistently awarding itself generous compensation packages "with the consent of the Board," in stark contrast to the steadily diminishing value of the company's stock.

"It's the shareholder's turn to receive value," said Colaccino.

                               -- More --




 360 Bloomfield Avenue . Suite #208 . Windsor, CT 06095 . phone: 860-688-3667 .
                               fax: 860-688-2343

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"We believe Dairy Mart has been so badly damaged by six years of fiscal mismanagement, that the best, and possibly the only way to realize shareholder value is to sell the company," Colaccino added.

In a separate communication delivered today, Colaccino reminded the incumbent board that they "have a fiduciary duty to act in the best interests of the Company and its stockholders." Colaccino's letter to directors goes on to say, "Consistent with this legal obligation, I am specifically requesting that, pending resolution of the Proxy Contest, you take no action which would be outside of the ordinary course of business or which would otherwise jeopardize the interests of the stockholders of the Company or the ability of the New Board, if elected, to manage the Company effectively and for the benefit of its stockholders."


Contacts:       Frank Colaccino
                Committee of Concerned Dairy Mart Shareholders
                (860) 688-3667 x-11

                Gene Sheehan
                Sullivan & LeShane Public Relations, Inc.
                (860) 560-0001

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